UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2019

Blue Apron Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38134	81-4777373
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 West 23rd Street New York, New York	10010
(Address of Principal Executive Offices)	(Zip Code)

(347) 719-4312

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02    Results of Operations and Financial Condition.

On April 2, 2019, Blue Apron Holdings, Inc. (collectively with its subsidiaries and other affiliates, as applicable, the “Company”) issued a press release disclosing material nonpublic information regarding its results of operations for the three months ended March 31, 2019. The full text of the press release issued by the Company in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 2.02 and in the accompanying exhibit shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this Current Report on Form 8-K, including the information set forth under this Item 2.02 and the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 5.02         Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Effective as of the commencement of employment of Linda Findley Kozlowski as described in Item 5.02(c) below, Bradley J. Dickerson will be resigning as President and Chief Executive Officer and as a director of the Company and as an employee of the Company. Mr. Dickerson will serve as an advisor to the Company for a period of time following Ms. Kozlowski’s appointment.

Effective as of May 3, 2019, Ilia M. Papas will be resigning as Chief Technology Officer and as an employee of the Company.

(c)

On April 2, 2019, the Company announced that its board of directors has appointed Linda Findley Kozlowski as the Company’s President and Chief Executive Officer, and as a class I director with her term expiring at the Company’s 2021 annual meeting of stockholders, in each case, effective as of the commencement of Ms. Kozlowski’s employment with the Company, which is contemplated to be April 8, 2019. Ms. Kozlowski will serve as the Company’s principal executive officer. Ms. Kozlowski will not receive separate compensation for services rendered as a director and will not serve on any committees of the Company’s board of directors.

Ms. Kozlowski, 45, served as Chief Operating Officer of Etsy, Inc., a global marketplace for unique and creative goods, from May 2016 to December 2018.  From October 2012 to December 2015, Ms. Kozlowski served in multiple positions at Evernote Corporation, a mobile app for productivity, including as Chief Operating Officer from May 2015 to December 2015, during which time she oversaw worldwide operations and led cross-functional teams in offices across seven countries. Ms. Kozlowski served as Vice President of Worldwide Operations at Evernote from May 2014 to May 2015, as Vice President of International Marketing from April 2013 to May 2014, and as Director of Market Development from October 2012 to April 2013. Prior to Evernote, Ms. Kozlowski was Director of Global Marketing and Customer Experience at Alibaba.com from June 2011 to October 2012, and Director of International Corporate Affairs from July 2009 to June 2011. Ms. Kozlowski currently serves as a member of the board of directors of Ralph Lauren Corporation. Ms. Kozlowski holds a B.A. in corporate communications and journalism from Elon University and an M.A. in journalism and public relations from the University of North Carolina at Chapel Hill.

Pursuant to the terms of her employment offer letter with the Company (the “Offer Letter”), Ms. Kozlowski will be entitled to the following compensation, subject to the commencement of her employment with the Company and, as applicable, approval by the compensation committee of the Company’s board of directors:

Base Salary. Ms. Kozlowski’s annual base salary will be $250,000.

Bonus.  Ms. Kozlowski will be eligible to receive a discretionary annual performance-based target cash bonus equal to 75% of her annual base salary, based on achievement of certain Company and individual performance goals.

Equity Compensation.  In connection with her appointment, the Company will grant Ms. Kozlowski (i) a restricted stock unit award (the “New Hire Award”) under the Company’s 2017 Equity Incentive Plan (the “Plan”) for such number of shares of the Company’s Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), having a target value of $1,000,000, and (ii) a one-time restricted stock unit award under the Plan for such number of shares of Class A Common Stock having a target value of $2,500,000 (the “One-Time RSU” and together with the “New Hire Award,” the “RSU Awards”). The RSU Awards will be scheduled to vest quarterly over four years. In addition, in connection with her appointment, the Company will grant Ms. Kozlowski a one-time, performance-based restricted stock unit award for a number of shares of Class A Common Stock having a target value of $250,000, with vesting conditions tied to the Company’s achievement of specified performance goals (the

“PSU Award”).  Ms. Kozlowski will also be eligible to receive an annual equity award having a target value equal to the value of the New Hire Award, which award is expected to vest over four years (the “Annual Grant”); provided, that 25% of the Annual Grant awards in each of grant years 2020, 2021 and 2022 will be calculated based on the unweighted average closing price of the Class A Common Stock on the New York Stock Exchange over the 90 consecutive calendar days immediately preceding the date of the announcement of Ms. Kozlowski’s appointment as President and Chief Executive Officer of the Company. All equity grants to be made to Ms. Kozlowski will be subject to the terms set forth in the Offer Letter, the Plan and the applicable award agreement.

Termination of Employment and Payments.  In connection with her appointment, Ms. Kozlowski will be a “Covered Employee” under the Company’s Executive Severance Benefits Plan (the “Severance Plan”), which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q on May 3, 2018 and is described under “Executive Compensation—Potential Payments Upon Termination or Change in Control” in the Company’s definitive proxy statement for the 2018 annual meeting of stockholders filed with the U.S. Securities and Exchange Commission on April 26, 2018.

In addition to the benefits provided under the Severance Plan, if, prior to the first anniversary of her commencement date, the Company terminates Ms. Kozlowski’s employment without Cause or she resigns for Good Reason (each as defined in the Severance Plan), she will be eligible to receive an additional cash severance amount equal to 12 months of her base salary (the “Additional Severance”).  In addition, and notwithstanding the Severance Plan, in the event of Ms. Kozlowski’s termination without Cause or resignation for Good Reason, the portion of any time-based equity awards held by her as of the date of termination that are scheduled to vest over the six-month period immediately following such termination date will accelerate and vest as of the date of such termination (the “Additional Equity Severance”).  In the event of Ms. Kozlowski’s death or disability, she will be entitled to the same benefits under the Severance Plan as if she experienced a termination without Cause or resigned for Good Reason under the Severance Plan.  In the event that Ms. Kozlowski is terminated without Cause or resigns for Good Reason within the 24-month period following a Change in Control (as defined in the Severance Plan), she will be entitled to the post-change in control severance benefits under the Severance Plan.

The foregoing descriptions are qualified in their entirety by the full text of the Offer Letter, which is filed herewith as Exhibit 99.2, and is incorporated herein by reference.

(e)

Arrangements with Linda Findley Kozlowski

Reference is made to the disclosure in Item 5.02(c) above regarding the Offer Letter with Ms. Kozlowski.

Arrangements with Bradley J. Dickerson

In connection with Mr. Dickerson’s resignation as President and Chief Executive Officer and as a director and employee of the Company, the Company and Mr. Dickerson will enter into an advisory agreement (the “Advisory Agreement”), pursuant to which Mr. Dickerson will provide certain advisory services to the Company through December 31, 2019 (the “Term”), unless the arrangement is earlier terminated.

Under the Advisory Agreement, in addition to his agreement to provide advisory services, Mr. Dickerson will provide a customary general release of claims against the Company arising out of or related to his employment with or separation from the Company, and agree to certain restrictive and other covenant obligations. In consideration for the foregoing, Mr. Dickerson will be entitled to the following compensation, subject to his execution and nonrevocation of the general release: (i) 12 equal monthly installments of $41,666 (the “Advisory Fees”), which will survive expiration or termination of the Advisory Agreement; (ii) continued vesting of Mr. Dickerson’s outstanding unvested restricted stock unit awards through the earlier to occur of the expiration or termination of the Advisory Agreement (the “Continued Vesting RSUs”), provided that upon any termination of the Advisory Agreement such RSUs that would have vested through December 31, 2019 but for such termination will accelerate and be settled in accordance with their terms unless such termination was by Mr. Dickerson for convenience or by the Company due to Mr. Dickerson’s material breach of the Advisory Agreement; and (iii) extension of the exercise period applicable to certain of Mr. Dickerson’s outstanding stock option awards that are vested as of his date of resignation through

July 31, 2020 (the “Extended Exercise Options”). In connection with the consummation of a Reorganization Event (as defined in the Plan) occurring at any time (x) during the Term, the Continued Vesting RSUs will accelerate and be settled in accordance with their terms; (y) prior to July 31, 2020, the Extended Exercise Options will either be assumed, replaced or, to the extent “in-the-money,” paid therefor; and (z) prior to the final payment of the Advisory Fees, the Advisory Fees will remain an obligation of the Company (or the successor thereto) until so paid.

Arrangements with Ilia M. Papas

In connection with Mr. Papas’ resignation as Chief Technology Officer and an employee of the Company, the Company will enter into a separation agreement with Mr. Papas (the “Separation Agreement”), pursuant to which Mr. Papas will provide a customary general release of claims against the Company arising out of or related to his employment with or separation from the Company, and agree to certain restrictive and other covenant obligations. In consideration for the foregoing, Mr. Papas will be entitled to the following compensation, subject to his execution of the Separation Agreement and nonrevocation of the release contained therein: (i) $157,500, in the form of the continued payment of Mr. Papas’s base salary amount for a period of six months; and (ii) in the event Mr. Papas elects to receive COBRA continuation health coverage, payment of the Company portion of the premiums associated with Mr. Papas’s and his dependents’ COBRA continuation health coverage for a period of 12 months, or, if earlier, through the date Mr. Papas becomes eligible for benefits coverage under a new employer’s benefits plan.

Item 7.01         Regulation FD Disclosure.

On April 2, 2019, the Company announced Ms. Kozlowski’s appointment as President and Chief Executive Officer and a member of the board of directors of the Company by a press release, which is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

In accordance with General Instruction B-2 of Form 8-K, the information set forth in or incorporated by reference into this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press Release dated April 2, 2019.

99.2	Offer Letter, dated April 1, 2019, by and between Linda Findley Kozlowski and Blue Apron, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE APRON HOLDINGS, INC.

Date: April 2, 2019	By:	/s/ Benjamin C. Singer
Benjamin C. Singer
General Counsel and Secretary